EXHIBIT 10.1.18

NINTH AMENDMENT AND EIGHTH WAIVER AND CONSENT

NINTH AMENDMENT AND EIGHTH WAIVER AND CONSENT, dated November 17, 2003 (the “Agreement”), to and under the Amended and Restated Credit and Guarantee Agreement, dated as of July 27, 2000 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”), among SMTC Corporation (“Holdings”), HTM Holdings, Inc. (the “U.S. Borrower”), SMTC Manufacturing Corporation of Canada (the “Canadian Borrower”; together with the U.S. Borrower, the “Borrowers”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), Lehman Brothers Inc., as advisor, lead arranger and book manager, The Bank of Nova Scotia, as syndication agent, Lehman Commercial Paper Inc., as general administrative agent (in such capacity, the “General Administrative Agent”), The Bank of Nova Scotia, as Canadian administrative agent, Lehman Commercial Paper Inc., as collateral monitoring agent, and General Electric Capital Corporation, as documentation agent.

WITNESSETH:

WHEREAS, Holdings and the Borrowers requested that the Lenders agree to amend certain of the provisions of the Credit Agreement upon the terms and subject to the conditions set forth below; and

WHEREAS, the Required Lenders have consented to the requested amendments in the manner set forth below;

NOW, THEREFORE, in consideration of the premises and the material covenants herein contained, the parties hereto hereby agree as follows:

1. Defined Terms. Defined terms used and not otherwise defined in this Agreement shall have the meanings given to them in the Credit Agreement.

2. Waiver of Defaults or Events of Default. (a) The Lenders hereby waive the Defaults and Events of Default arising by reason of (a) the failure of Holdings and the Borrowers to comply with the provisions of Section 11.1(e) of the Credit Agreement for any period prior to the Effective Date (as defined below), (b) any representation and warranty made by any Borrower, in connection with any extension of credit under the Credit Agreement prior to the Effective Date, to the effect that no Default or Event of Default had occurred by reason of the failure of Holdings and the Borrowers to comply with the provisions of Section 11.1(e) of the Credit Agreement or (c) any failure of Holdings or any Borrower to give notice under the Credit Agreement of the failure of Holdings and the Borrowers to comply with the provisions of Section

11.1(e) of the Credit Agreement; provided that the foregoing waiver is conditioned upon Holdings and the Borrowers being in compliance with Section 11.1(e) of the Credit Agreement on or before November 30, 2003.

(b) No amendment or waiver of this Agreement, the Credit Agreement or the other Loan Documents shall be binding unless executed in writing by the party bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver or any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

3. Amendment to “Availability Adjustment” of the Credit Agreement. The definition of “Availability Adjustment” is hereby amended by deleting the definition therein and inserting in lieu there of the following: “at any time, the sum of (a) the aggregate amount of scheduled amortization payments on the Term Loans made by the U.S. Borrower at such time on and after December 31, 2002, (b) 65% of Inventory of the Borrowers and their Subsidiaries and located in Mexico at such time which satisfies all of the requirements of the definition of Eligible Inventory in this Section 1.1 and (c) $1,500,000 (from the proceeds of the sale of the Appleton, Wisconsin facility); provided however, that for the period from the Eighth Amendment Effective Date through and ending 90 days thereafter, such Inventory shall not be required to satisfy the requirements set forth in subsections (b) and (h) of such definition (and thereafter shall be required to satisfy such requirements in the manner provided in Section 10.13).”

4. Amendment to “Canadian Revolving Credit Termination Date” and “U.S. Revolving Termination Date” of the Credit Agreement. The definitions of “Canadian Revolving Credit Termination Date” and “U.S. Revolving Termination Date” are hereby amended by deleting “fifth anniversary of the Original Closing Date” therein and inserting in lieu thereof “October 1, 2004”.

5. Amendment to “Canadian Revolving Credit Commitment” of the Credit Agreement. The definition of “Canadian Revolving Credit Commitment” is hereby amended by deleting the second proviso “provided, further, that in no event shall the aggregate amount to the Canadian Revolving Credit Commitments be greater than $10,000,000 as a result of the operation of Section 5.16.” therein and inserting in lieu thereof “provided, further, that in no event shall the aggregate amount of the Canadian Revolving Credit Commitments be greater than $6,750,000 as a result of the operation of Section 5.16.”.

6. Amendment to “U.S. Revolving Credit Commitment” of the Credit Agreement. The definition of “U.S. Revolving Credit Commitment” is hereby amended by deleting the second proviso “provided, further, that in no event shall the aggregate amount to the U.S. Revolving Credit Commitments be less than U.S. $90,000,000 as a result of the operation of Section 5.16.” therein and inserting in lieu thereof “provided, further, that in no event shall the aggregate amount of the U.S. Revolving Credit Commitments be less than U.S. $73,250,000 as a result of the operation of Section 5.16.”.

7. Amendment to Section 10.1(a) of the Credit Agreement (Financial Statements). Section 10.1(a) of the Credit Agreement is hereby amended by deleting “within 90 days” in the first line therein and inserting in lieu thereof “within 45 days”.

8. Amendment to Section 15.1 of the Credit Agreement (Amendments and Waivers). Section 15.1 of the Credit Agreement is hereby amended by deleting “or” at the end of Section 15.1(vi) and inserting “or” at the end of Section 15.1(vii) as well as inserting a new Section 15.1(viii) as follows:

“(viii) (x) amend, modify or waive the definitions of “Availability Adjustment”, “Borrowing Base” and “Borrowing Formula” in Section 1.1 herein or (y) amend, modify or waive any covenant in Section 11.1 (Financial Condition Covenants) herein, in each case without the consent of all Lenders.”.

9. Amendment to Schedule 1.1A of the Credit Agreement (a Component of the Definition of Borrowing Formula). Schedule 1.1A of the Credit Agreement is hereby amended by deleting Schedule 1.1A therein and inserting in lieu thereof Exhibit A hereto.

10. Amendment to Schedule 11.1(a) of the Credit Agreement (Consolidated Leverage Ratio). Schedule 11.1(a) of the Credit Agreement is hereby amended by deleting Schedule 11.1(a) therein and inserting in lieu thereof Exhibit B hereto.

11. Amendment to Schedule 11.1(c) of the Credit Agreement (Consolidated Interest Coverage Ratio). Schedule 11.1(c) of the Credit Agreement is hereby amended by deleting Schedule 11.1(c) therein and inserting in lieu thereof Exhibit C hereto.

12. Amendment to Schedule 11.1(e) of the Credit Agreement (Minimum Cumulative Consolidated EBITDA). Schedule 11.1(e) of the Credit Agreement is hereby amended by deleting Schedule 11.1(e) therein and inserting in lieu thereof Exhibit D hereto.

13. Amendment to Schedule 11.1(f)(i) of the Credit Agreement (Maximum Total Revolving Extensions of Credit End of Month). Schedule 11.1(f)(i) of the Credit Agreement is hereby amended by deleting Schedule 11.1(f)(i) therein and inserting in lieu thereof Exhibit E hereto.

14. Amendment to Schedule 11.1(f)(ii) of the Credit Agreement (Maximum Total Revolving Extensions of Credit Intra-Month). Schedule 11.1(f)(ii) of the Credit Agreement is hereby amended by deleting Schedule 11.1(f)(ii) therein and inserting in lieu thereof Exhibit F hereto.

15. Amendment to Schedule 11.1(g) of the Credit Agreement (Minimum Availability Test). Schedule 11.1(g) of the Credit Agreement is hereby amended by deleting Schedule 11.1(g) therein and inserting in lieu thereof Exhibit G hereto.

16. Effectiveness. This Agreement shall become effective on the date of satisfaction of the following conditions precedent (the “Effective Date”):

(a)	The General Administrative Agent shall have received counterparts of this Agreement, duly executed and delivered by Holdings and each of the Borrowers;

(b)	The General Administrative Agent shall have received executed Lender Consent Letters, substantially in the form of Exhibit H hereto (“Lender Consent Letters”), from Lenders constituting the Required Lenders;

(c)	The General Administrative Agent shall have received an executed Acknowledgment and Consent (i) in the form set forth at the end of this Agreement, from each Loan Party other than the Borrowers and any Loan Party party to the Canadian Facility Guarantees (the “Canadian Guarantors”) and (ii) in form and substance reasonably satisfactory to the Canadian Administrative Agent, from each Canadian Guarantor;

(d)	All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the General Administrative Agent; and

(e)	The Lenders and the General Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented, on or before the Effective Date.

17. Representations and Warranties. (a) After giving effect to the amendments contained herein, on the Effective Date, Holdings and each of the Borrowers hereby confirms, reaffirms and restates the representations and warranties set forth in Section 8 of the Credit Agreement, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; provided that each reference in such Section 8 to “this Agreement” shall be deemed to be a reference both to this Agreement and to the Credit Agreement as amended and modified by this Agreement.

(b) Each of the Borrowers hereby represents and warrants that as of October 31, 2003, the aggregate principal outstanding balance of the (i) Tranche A Term Loans is $11,941,694, (ii) Tranche B Term Loans is $0, (iii) U.S. Revolving Credit Loans is $64,931,901, and (iv) Canadian Revolving Credit Loans is $0. The obligation of each of the Borrowers and the Loan Parties to repay the Loans, together with all interest and fees accrued thereon, is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defence of any nature whatsoever to payment of the Loans.

18. Continuing Effect; No Other Amendments. Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect.

19. No Default. No Default or Event of Default shall have occurred and be continuing as of the Effective Date after giving effect to this Agreement.

20. Counterparts. This Agreement may be executed in any number of counterparts by the parties hereto, each of which shall be an original, and all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

21. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the state of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

SMTC CORPORATION

By:	/s/ Marwan Kubursi
Name:	Marwan Kubursi
Title:	Chief Financial Officer

HTM HOLDINGS, INC.

By:	/s/ Marwan Kubursi
Name:	Marwan Kubursi
Title:	Authorized Signatory

SMTC MANUFACTURING CORPORATION, OF CANADA

By:	/s/ Marwan Kubursi
Name:	Marwan Kubursi
Title:	Authorized Signatory

LEHMAN COMMERCIAL PAPER INC., as General Administrative Agent

By:	/s/ Frank Turner
Name:	Frank Turner
Title:	Authorized Signatory

ACKNOWLEDGEMENT AND CONSENT

Each of the undersigned parties to the Amended and Restated Guarantee and Collateral Agreement, dated as of July 27, 2000, as amended, supplemented or otherwise modified from time to time, made by the undersigned in favor of Lehman Commercial Paper Inc., as General Administrative Agent, for the benefit of the Lenders, hereby (a) consents to the transactions contemplated by the Ninth Amendment and Eighth Waiver And Consent to and under the Amended and Restated Credit and Guarantee Agreement and (b) acknowledges and agrees that the guarantees and grants of security interests contained in such Amended and Restated Guarantee and Collateral Agreement and in the other Security Documents are, and shall remain, in full force and effect after giving effect to the Ninth Amendment and Eighth Waiver and all prior modifications to the Amended and Restated Credit and Guarantee Agreement.

SMTC MANUFACTURING CORPORATION OF CALIFORNIA
SMTC MANUFACTURING CORPORATION OF COLORADO
SMTC MANUFACTURING CORPORATION OF MASSACHUSETTS
SMTC MANUFACTURING CORPORATION OF NORTH CAROLINA
SMTC MANUFACTURING CORPORATION OF TEXAS
SMTC MANUFACTURING CORPORATION OF WISCONSIN
SMTC MEX HOLDINGS, INC.
QUALTRON, INC.

By:	/s/ Marwan Kubursi
Name:	Marwan Kubursi
Title:	Authorized Signatory